THE CHINA FUND, INC. (CHN)

The Martin Currie Shanghai team	IN BRIEF
	Net asset value per share	US$35.03	At 30 September 2010		US$ return
	Market price	US$33.45		China Fund NAV	MSCI Golden Dragon*
	Premium/(discount)	(4.51%)%			%
	Fund size	US$798.0m	One month	(0.2)	3.2
	Source: State Street Bank and Trust Company.		Year to date	17.6	10.3
			One year	30.1	16.1
			Three years %pa	2.5	(6.6)
			Past performance is not a guide to future returns. Source: State Street Bank and Trust Company. NAV performance. *Source for index data: MSCI.

MANAGER’S COMMENTARY

The September rally in Chinese stockmarkets stalled in mid-October; only the underperforming A-share market was able to hold on to all of its gains. Taiwan was the worst performer, finishing flat, though the shops in downtown Taipei last weekend were bustling and looked more like Nanjing Road in Shanghai (the manager escaped with a minimal contribution to Taiwanese GDP).

China showed itself willing to start to adjust monetary policy that is unsuitably loose in the face of continued quantitative easing in the West. Interest rates were increased by 25 basis points, though this means the one-year renminbi deposit rate (2.5%) still substantially lags official inflation numbers (CPI 3.6%). The reserve ratio was revised up 50 basis points to 17.5% for just six banks (ah, the joys of a state-controlled banking system). Economic statistics continued to indicate robust growth: exports +29% year on year (compared with +32.9% in August); industrial production growth +13.3% (August +13.9%); retail sales growth +18.8% (August +18.4%). Although politicians worry about inflation in public statements, the government clearly felt sanguine enough to adjust up fuel prices (diesel +3.4%). There was also little movement in the renminbi. Despite China’s racking up US$2.65 trillion in foreign-exchange reserves, the currency effectively depreciated as its dirty peg to the weak US dollar was maintained.

There were no surprises from the central committee’s deliberations on the next five-year plan – which was not a surprise. The succession of Xi Jinping to the top job from 2012 was confirmed. The Shanghai World Expo closed after breaking all records (72 million attendees). The Asian Games, staged with a budget larger than that for the London Olympics, will take place in Guangzhou this month. But amid all the triumphalism, a rather sour, defensive tone is developing in Chinese foreign policy (as reflected in the spat over the Senkaku – I mean the Diaoyu – Islands, not to mention Nobel prize-winner Liu Xiaobo). This is one potential threat to markets. Another slightly worrying sign is the extremely busy IPO market, with untested companies rapturously received. But there is probably still enough pessimism/skepticism towards China investment to limit risks in the near term. We are relatively sanguine about Taiwan’s mayoral elections on 27 November; once they are out of the way, we expect further progress in the cross-strait rapprochement.

INVESTMENT STRATEGY

The Fund is 96% invested with holdings in 61 companies. The Fund now has 15% exposure to A-shares, 19% to Taiwan and 8% to direct investments.

We took some profits on China Shineway and Intime Department Store and in the A-share market, we switched our P-note capacity from Ping An Insurance, which had grown to over 5% of the fund, into the taxi operator Shanghai Qiangsheng.
Chris Ruffle, Martin Currie Inc*

*Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to the range of China investment products managed by Martin Currie.

MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of Martin Currie’s China investment products. HCML has seconded both Chris Ruffle and Shifeng Ke to MCIM, or its affiliates, on a full time basis with the same roles and responsibilities as if they were full time employees.

31 JULY 2010

FUND DETAILS
Market cap	US$762.0m
Shares outstanding	22,781,762
Exchange listed	NYSE
Listing date	July 10, 1992
Listed and direct investment manager	Martin Currie Inc
Source: State Street Bank and Trust Company.

ASSET ALLOCATION

INDUSTRY ALLOCATION
	The China Fund,	MSCI Golden
	Inc	Dragon
Healthcare	19.4%	0.4%
Consumer discretionary	19.3%	6.3%
Consumer staples	18.1%	3.5%
Financials	15.2%	36.2%
Industrials	8.0%	7.5%
Information technology	6.2%	19.6%
Materials	3.9%	6.6%
Energy	2.2%	8.9%
Utilities	1.9%	3.6%
Telecommunications	1.5%	7.3%
Other assets & liabilities	4.3%	—
*Source: State Street Bank and Trust Company. Source for index data: MSCI

PERFORMANCE	(US$ RETURNS)
	NAV	Market price
	%	%
One month	(0.2)	1.7
Year to date	17.6	18.5
Three years %pa	2.5	6.4

Past performance is not a guide to future returns.
Three year returns are annualized.
Source: State Street Bank and Trust Company

15 LARGEST HOLDINGS (47.1%)
		Fund
China Medical System Holdings	Healthcare	5.8%
Huiyin Household Appliances	Consumer discretionary	5.6%
Ping An Insurance	Financials	4.2%
Wumart Stores	Consumer staples	3.5%
Hsu Fu Chi International	Consumer staples	3.2%
Far Eastern Department Stores	Consumer discretionary	3.1%
Shandong Weigao Group	Healthcare	3.0%
Sinopharm Medicine Holding	Healthcare	3.0%
Boshiwa International	Consumer discretionary	2.9%
China Fishery Group	Consumer staples	2.6%
Ruentex Development	Financials	2.6%
China Shineway Pharmaceutical	Healthcare	1.9%
Xinao Gas Holdings	Utilities	1.9%
China Bright	Healthcare	1.9%
Zong Su Foods	Consumer staples	1.9%

DIRECT INVESTMENTS (8.1%)
		Fund
China Bright	Healthcare	1.9%
Zong Su Foods	Consumer staples	1.9%
Hand Enterprise Solutions	Information technology	1.8%
Ugent Holdings	Industrials	1.4%
Qingdao Bright Moon	Industrials	1.1%
China Silicon	Information technology	0.0%
Source: State Street Bank and Trust Company.

FUND PERFORMANCE (BASED ON NET ASSET VALUE)			(US$ RETURNS)
	One month %	Three months %	Calendar year to date %	One year %	Three years %pa	Five years %pa	Since launch %pa
The China Fund, Inc.	(0.2)	13.3	17.6	30.1	2.5	28.4	12.6
MSCI Golden Dragon	3.2	12.4	10.3	16.1	(6.6)	14.8	10.9
Hang Seng Chinese Enterprise	6.3	10.8	3.0	3.1	(13.1)	22.5	20.6
Shanghai Stock Exchange 180	15.3	16.3	(6.8)	0.7	(14.8)	33.0	n/a

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company. Launch date 10 July 1992. Three, five year and since launch returns are all annualized.
Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2010 Bloomberg LP for the Hang Seng China Enterprise and the Shanghai
Stock Exchange 180. For a full description of each index please see the index descriptions section.

PERFORMANCE IN PERSPECTIVE

Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 31 October 2010.

THE CHINA FUND INC. PREMIUM/DISCOUNT

Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 31 October 2010.

10 YEAR DIVIDEND HISTORY CHART

Total	0.00	0.13	0.21	1.78	3.58	2.51	4.01	12.12	5.82	0.26
Income	0.00	0.13	0.06	0.07	0.20	0.22	0.30	0.28	0.48	0.26
Long-term capital	0.00	0.00	0.00	0.67	3.27	2.29	2.73	9.00	5.34	0.00
Short-term capital	0.00	0.00	0.15	1.04	0.11	0.00	0.98	2.84	0.00	0.00

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company.

30 OCTOBER 2010
Asset Allocation	Company (BBG ticker)		Price	Holding	Value US$	% of portfolio

Hong Kong H						22.0
China Medical System Holdings	867	HK	HK$5.0	72,353,760	$46,202,614	5.8
Wumart Stores	8277	HK	HK$18.2	12,018,000	$28,185,537	3.5
Shandong Weigao Group Medical Polymer	8199	HK	HK$20.6	9,176,000	$24,029,774	3.0
Sinopharm Medicine Holding	297	HK	HK$30.5	6,056,800	$23,713,855	3.0
Boshiwa International Holding	1698	HK	HK$7.1	24,932,000	$22,867,936	2.9
ZTE Corp.	763	HK	HK$28.8	3,212,889	$11,936,815	1.5
Zijin Mining Group	2899	HK	HK$7.3	12,050,000	$11,347,760	1.4
Fook Woo	923	HK	HK$2.7	19,836,000	$7,011,403	0.9
Taiwan						19.0
Far Eastern Department Stores	2903	TT	NT$38.0	19,543,604	$24,252,795	3.1
Ruentex Development Co	9945	TT	NT$50.8	12,694,000	$21,058,903	2.6
WPG Holdings Co	3702	TT	NT$56.9	7,457,103	$13,856,577	1.7
FamilyMart	5903	TT	NT$87.9	4,501,652	$12,922,137	1.7
Uni-President Enterprises Corp.	1216	TT	NT$39.8	10,023,901	$13,028,469	1.6
China Metal Products	1532	TT	NT$31.4	11,500,347	$11,792,724	1.5
Lien Hwa Industrial	1229	TT	NT$22.6	13,411,881	$9,876,652	1.2
KGI Securities	6008	TT	NT$14.4	16,984,780	$7,987,226	1.0
Taiwan Life 4percent Conv Bond*	n/a		NT$121.5	2,000,000	$7,936,254	1.0
Synnex Technology	2347	TT	NT$74.9	3,088,006	$7,553,243	1.0
Chinatrust Financial	2891	TT	NT$19.1	11,376,288	$7,095,900	0.9
Yuanta Financial Holdings	2885	TT	NT$19.3	10,520,593	$6,613,700	0.8
Fubon Financial Holdings	2881	TT	NT$37.5	5,195,134	$6,362,116	0.8
Cathay Financial Holdings	2882	TT	NT$46.9	635,700	$972,602	0.1
Hong Kong						18.2
Huiyin Household Appliances	1280	HK	HK$2.2	160,413,750	$44,491,832	5.6
China Shineway Pharmaceutical Group	2877	HK	HK$26.4	4,567,000	$15,553,753	1.9
Xinao Gas Holdings	2688	HK	HK$23.3	5,084,000	$15,150,179	1.9
Natural Beauty Bio-Technology	157	HK	HK$2.3	47,710,000	$14,155,900	1.8
Intime Department Store Group	1833	HK	HK$11.9	7,926,629	$12,168,463	1.5
Ports Design	589	HK	HK$18.8	4,549,500	$11,045,453	1.4
Chaoda Modern Agriculture (Holdings)	682	HK	HK$6.3	12,619,357	$10,272,280	1.3
Fushan International Energy Group	639	HK	HK$5.2	12,018,000	$8,077,373	1.0
Shangri-La Asia	69	HK	HK$17.4	3,061,555	$6,911,628	0.9
Golden Meditech Co	801	HK	HK$1.4	35,040,000	$6,509,188	0.8
Yorkey Optical International Cayman	2788	HK	HK$1.4	6,142,926	$1,101,515	0.1
FUJI Food & Catering Services	1175	HK	HK$0.0	5,462,000	$0	0.0
Equity Linked Securities ('A' Shares)						15.1
Ping An Insurance	n/a		US$9.0	3,775,759	$33,915,490	4.2
Shanghai Qiangsheng	n/a		US$1.2	10,482,652	$12,414,238	1.5
Zhejiang China Commodities City Group	n/a		US$3.9	2,771,970	$10,746,928	1.4
Shanghai Yuyuan Tourist	n/a		US$2.3	4,293,036	$9,942,946	1.2
Suning Appliance	n/a		US$2.3	4,311,019	$9,829,124	1.2
Shanghai International Airport	n/a		US$2.1	4,326,700	$9,128,397	1.2
Zhejiang Guyuelongshan	n/a		US$2.3	3,658,900	$8,359,061	1.1
Tangshan Jidong Cement	n/a		US$3.4	2,354,087	$8,106,826	1.0
Wuliangye Yibin	n/a		US$5.5	1,403,507	$7,656,131	1.0
Citic Securities	n/a		US$2.3	2,475,000	$5,754,519	0.7
China Railway Construction Group	n/a		US$1.1	3,932,600	$4,432,040	0.6
Direct						8.1
China Bright	n/a		HK$7.9	14,665,617	$15,021,769	1.9
Zong Su Foods	n/a		US$5,603.0	2,677	$15,000,034	1.9
Hand Enterprise Solutions (preferred)	n/a		US$1.8	8,027,241	$14,192,162	1.8
Ugent Holdings	n/a		HK$0.5	177,000,000	$11,416,777	1.4
Qingdao Bright Moon	n/a		US$0.3	31,827,172	$9,293,534	1.1
China Silicon Corp.	n/a		US$0.0	3,014,731	$0	0.0
Hand Enterprise Solutions (common stock)	n/a		US$0.0	500,000	$0	0.0
Singapore						6.7
Hsu Fu Chi International	HFCI SP		SG$3.5	9,484,000	$25,271,133	3.2
China Fishery Group	CFG SP		SG$2.1	13,255,000	$21,601,120	2.6
Financial One Corp	FIN SP		SG$0.4	12,030,000	$3,809,461	0.5
CDW Holding	CDW SP		SG$0.1	51,458,000	$3,179,487	0.4

*This is an unlisted convertible bond. Shares in Taiwan Life are listed on the Taiwan Stock Exchange.

Asset Allocation	Company (BBG ticker)	Price	Holding	Value US$	% of portfolio

USA					6.6
WuXi PharmaTech Cayman	WX US	US$16.5	883,490	$14,559,915	1.8
Hollysys Automation Technologies	HOLI US	US$12.6	808,200	$10,215,648	1.3
Far East Energy	FEEC US	US$0.6	17,529,277	$9,730,502	1.2
Sina Corp.	SINA US	US$56.3	162,700	$9,160,010	1.1
Mindray Medical International	MR US	US$29.0	291,700	$8,453,466	1.1
The9	CMED US	US$5.6	110,304	$614,393	0.1
Other assets & liabilities				$34,174,592	4.3

INDEX DESCRIPTIONS

MSCI Golden Dragon Index
The MSCI Golden Dragon is a free float-adjusted market capitalization index that is designed to measure equity market performance in the China region. As of May 2005 the MSCI Golden Dragon Index consisted of the following country indices: China, Hong Kong and Taiwan.

Hang Seng China Enterprise Index
The Hang Seng China Enterprise Index is a capitalization-weighted index comprised of state-owned Chinese companies (H-shares) listed on the Hong Kong Stock Exchange and included in Hans Seng Mainland China index.

Shanghai Stock Exchange 180 Index
The Shanghai Stock Exchange 180 'A' Share Index is a capitalization-weighted index. The index tracks the daily price performance of the 180 most representative 'A' share stocks listed on the Shanghai Stock Exchange.

OBJECTIVE

The investment objective of the Fund is to achieve long term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, 'China companies' are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China will mean the People's Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days' prior notice of any change to this policy.

CONTACTS

The China Fund, Inc.
c/o State Street Bank and Trust Company
2 Avenue de Lafayette
PO Box 5049
Boston, MA 02206-5049
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

Important information: This document is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of The China Fund Inc (the Fund). MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter.

Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to our China product. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of our China funds. HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.

The Fund is classified as a 'non-diversified' investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the Fund.

Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA's Conduct of Business Sourcebook of the United Kingdom.

This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.

The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account's portfolio at the time you receive this report or that securities sold have not been repurchased.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

à
The companies quoted on Greater Chinese stock exchanges are exposed to the risks of political, social and religious instability, expropriation of assets or nationalisation, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation, which may affect income and the value of investments.

à
At present, the securities market and the regulatory framework for the securities industry in China is at an early stage of development. The China Securities Regulatory Commission (CSRC) is responsible for supervising the national securities markets and producing relevant regulations. The Investment Regulations, under which the Fund invests in the People's Republic of China (PRC) and which regulate repatriation and currency conversion, are new. The Investment Regulations give CSRC and State Administration of Foreign Exchange (SAFE) wide discretions and there is no precedent or certainty as to how these discretions might be exercised, either now or in the future. The Fund may, from time to time, obtain access to the securities markets in China via Access Products. Such products carry additional risk and may be less liquid than the underlying securities which they represent.

à
During the past 15 years, the PRC government has been reforming the economic and political systems of the PRC, and these reforms are expected to continue, as evidenced by the recently announced changes. The Fund's operations and financial results could be adversely affected by adjustments in the PRC's state plans, political, economic and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.

à
PRC's disclosure and regulatory standards are in many respects less stringent than standards in certain Organisation for Economic Co-operation and Development (OECD) countries, and there may be less publicly available or less reliable information about PRC companies than is regularly published by or about companies from OECD countries.

à
The Shanghai Stock Exchange and Shenzhen Stock Exchange have lower trading volumes than most OECD exchanges and the market capitalisations of listed companies are small compared to those on more developed exchanges in developed markets. The listed equity securities of many companies in the PRC are accordingly materially less liquid, subject to greater dealing spreads and experience materially greater volatility than those of OECD countries. These factors could negatively affect the Fund's NAV.

à
The Fund invests primarily in securities denominated in other currencies but its NAV will be quoted in US dollars. Accordingly, a change in the value of such securities against US dollars will result in a corresponding change in the US dollar NAV.

à
The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be underdeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

Martin Currie Inc, registered in Scotland (no BR2575)
Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH11 2ES Tel: 44 (0) 131 229 5252 Fax: 44 (0) 131 228 5959 www.martincurrie.com/china North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY 10019, USA Tel: (1) 212 258 1900 Fax: (1) 212 258 1919

Authorised and registered by the Financial Services Authority and incorporated with limited liability in New York, USA.
Please note: calls to the above numbers may be recorded.